Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements of ARRIS Group, Inc. listed below of our reports dated February 25, 2011, with respect to the consolidated financial statements and schedule of ARRIS Group, Inc., and the effectiveness of internal control over financial reporting of ARRIS Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.
     Registration Statement No. 333-67934 on Form S-8 (Broadband Parent Corporation 2001 Stock Incentive Plan)
     Registration Statement No. 333-67936 on Form S-8 (Broadband Parent Corporation 2001 Employee Stock Purchase Plan)
     Registration Statement No. 333-68018 on Form S-8 (ARRIS Group, Inc. Employee Savings Plan)
Registration Statement No. 333-85544 on Form S-8 (ANTEC Corporation 2000 Stock Incentive Plan; ANTEC Corporation 2000 Mid-Level Stock Option Plan; ANTEC Corporation 1997 Stock Incentive Plan; ANTEC Corporation Amended and Restated Employee Stock Incentive Plan (1993); ANTEC Corporation Directors Stock Option Plan (1993); TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Plan; TSX Corporation 1993 Amended and Restated Directors Stock Option Plan; and the TSX Corporation 1994 W.H. Lambert Stock Option Agreement)
     Registration Statement No. 333-105908 on Form S-8 (ARRIS Group, Inc. 2002 Stock Incentive Plan)
     Registration Statement No. 333-105909 on Form S-8 (ARRIS Group, Inc. Employee Stock Purchase Plan)
     Registration Statement No. 333-133009 on Form S-8 (ARRIS Group, Inc. 2004 Stock Incentive Plan)
     Registration Statement No. 333-145112 on Form S-8 (ARRIS Group, Inc 2007 Stock Incentive Plan)
     Registration Statement No. 333-148261 on Form S-8 (C-COR Amended and Restated Incentive Plan)
     Registration Statement No. 333-152888 on Form S-8 (ARRIS Group, Inc. 2008 Stock Incentive Plan)
     Registration Statement No. 333-161248 on Form S-8 (ARRIS Group, Inc. Employee Stock Purchase Plan)

/s/ Ernst & Young LLP
Atlanta, Georgia February 25, 2011